Exhibit 5.1

[●], 2023

Atlanta Braves Holdings, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Re: Atlanta Braves Holdings, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Nevada counsel to Atlanta Braves Holdings, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-4, Registration No. 333-268922, filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2022, as amended on February 13, 2023 and April 5, 2023, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the issuance of (i) up to [●] shares of the Company’s Class A common stock, par value $0.01 per share, (ii) up to [●] shares of the Company’s Class B common stock, par value $0.01 per share, and (iii) up to [●] shares of the Company’s Class C common stock, par value $0.01 per share (together, the “Common Shares”), each pursuant to that certain Reorganization Agreement, dated as of [●], 2023, between the Company and Liberty Media Corporation (the “Reorganization Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the prospectus contained therein and the exhibits, thereto; (ii) the Amended and Restated Articles of Incorporation of the Company, a form of which was filed as Exhibit 3.1 to the Registration Statement, which will be in effect upon the closing of the offering contemplated by the Registration Statement; (iii) the Amended and Restated Bylaws of the Company, a form of which was filed as Exhibit 3.2 to the Registration Statement, which will be in effect upon the closing of the offering contemplated by the Registration Statement; (iv) the Reorganization Agreement; (v) [Action by Unanimous Written Consent] of the Board of Directors of the Company (the “Board”), dated as of [●], 2023, relating to the approval of the Reorganization and the filing of the Registration Statement, the issuance of the Common Shares, and other transactions in connection therewith; and (vi) [Action by Unanimous Written Consent] of the Sole Stockholder of the Company, dated as of [●], 2023, relating to the Restated Articles [and certain transactions in connection with the Registration Statement and the Reorganization Agreement]. We have also made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

Greenberg Traurig, LLP | Attorneys at Law 10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002	www.gtlaw.com

[●], 2023

As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based solely upon the review of the items described above, and upon and subject to the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Common Shares have been duly authorized by all necessary corporate action and will be validly issued, fully paid and non-assessable when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Restated Articles shall have been filed with the Secretary of State of the State of Nevada and shall have become effective in accordance with the terms thereof, (iii) the Bylaws shall have been duly adopted by the Board; (iv) and the Common Shares have been duly executed, authenticated, delivered, and issued as described in the Registration Statement and in accordance with the provisions of the Reorganization Agreement.

The opinions expressed herein are based upon, and limited to, the laws of the State of Nevada. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus composing part of the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,